UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1450 Infinite Drive
Louisville, CO 80027
 (Address of principal executive offices)

(303) 222-2128
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

On October 31, 2017, AntriaBio, Inc. (the "Company") and pH Pharma Co., Ltd. ("PH") amended (the "Amendment") the Strategic Collaboration and License Agreement originally entered into by the Parties on February 29, 2016 (the "Agreement"). Unless otherwise specifically defined herein, all defined terms used in this filing shall have the same meanings ascribed to them in the Agreement. Pursuant to the Amendment, PH's obligation to purchase $8 million of the Company's equity was reduced to $5 million in order to satisfy the Condition Precedent. PH has acquired $5 million of the Company's equity and the License is now in full force and effect. Further, the Territory was amended such that Cambodia and Laos were replaced with Mongolia and Kazakhstan.

The foregoing description of the Amendment is a summary of the terms therein and is qualified in its entirety by the complete text of the Amendment which is attached as Exhibit 10.1 hereto and incorporated herein by reference to this Item 1.01.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
10.1	Amendment to Strategic Collaboration and License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: November 3, 2017	By:	/s/ Morgan Fields
Morgan Fields Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Amendment to Strategic Collaboration and License Agreement